Exhibit 10.ii.rr

AMENDMENT TO THE MANUFACTURING AGREEMENT SIGNED ON

4/11/2005.

This private agreement is hereby lawfully entered by MOSAIC FERTILIZANTES DO BRASIL S/A, hereinafter called MOSAIC on the first part; and CARGILL NUTRIÇÃO ANIMAL LTDA. – PURINA, hereinafter called PURINA on the second part; both duly identified to each other, and they do hereby covenant and agree to this Amendment made to the Manufacturing Agreement, signed on April 11th, 2005 according to the following clauses and conditions:

1)	The Parties hereto agree to extend the term of the Agreement, which shall remain effective until July 11th, 2007.

2)	WHEREAS PURINA is responsible for supplying MOSAIC only with the premix to formulate the products, and MOSAIC is responsible for supplying the packages, the Parties have agreed to restate clauses 1.11 and 1.3 of the Agreement and that shall become effective

“1.1.1. In addition to industrializing the products, MOSAIC covenants to:

a)	Sell the raw materials necessary to manufacture the products, according to the respective formulas, with the exception of the premix, as per item 1.3 below.

b)	Invoice the finished and packaged product to the locations designated by PURINA.”

“1.3. PURINA shall supply MOSAIC with the formulation and the premix necessary to manufacture and deliver the products ordered. MOSAIC shall supply the packages and the remaining necessary raw materials to produce the formulas of the products, strictly complying with the contents of the formula provided by PURINA and using the ingredients contained in it.

3)	The parties hereto have agreed to adjust the manufacturing prices paid by PURINA to MOSAIC, which, as of July 7th 2006, shall be thirty seven ( R$ 37.00) reais per ton of finished/packaged product.

3.1. In connection with the manufacturing service, the price shall be established as follows: sixty five (65%) per cent for labor, twenty five (25%) per cent for diesel oil and ten (10%) per cent for electric power.

3.2. It is herein set forth, as of now, that the manufacturing price shall be adjusted whenever the accumulated percentage of the portions that form the price reach ten (10%) per cent or more.

4)	All clauses and conditions of the Agreement, which is the subject of this Amendment, are hereby ratified and remain in full force.

IN WITNESS WHEREOF, the Parties sign this Amendment in two copies of same tenor, in the presence of the witnesses here undersigned.

São Paulo, July 4th 2006.

MOSAIC FERTILIZANTES DO BRASIL S/A

CARGILL NUTRIÇÃO ANIMAL LTDA. – PURINA

Witnesses:
1.	2.
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